CSFB 2004-4 Group 5 -- 5A1

CREDIT SUISSE FIRST BOSTON

Balance

$25,000,000.00

Delay

24

WAC

6.300

WAM

356

Coupon

5.250

Dated

07/01/2004

NET

6

WALA

4

Settle

07/30/2004

First Payment

08/25/2004

Price	1	2	3	4	5	6	7

	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100-01.50	5.229	5.203	5.176	5.147	5.118	5.088	5.058
100-02.50	5.223	5.195	5.165	5.134	5.103	5.071	5.039
100-03.50	5.217	5.187	5.155	5.122	5.088	5.054	5.019
100-04.50	5.211	5.179	5.144	5.109	5.073	5.036	4.999
100-05.50	5.205	5.171	5.134	5.096	5.058	5.019	4.980
100-06.50	5.199	5.163	5.124	5.084	5.043	5.002	4.960
100-07.50	5.193	5.154	5.113	5.071	5.028	4.985	4.941
100-08.50	5.186	5.146	5.103	5.059	5.014	4.968	4.921
100-09.50	5.180	5.138	5.093	5.046	4.999	4.951	4.902
100-10.50	5.174	5.130	5.082	5.034	4.984	4.933	4.882
100-11.50	5.168	5.122	5.072	5.021	4.969	4.916	4.863
100-12.50	5.162	5.114	5.062	5.008	4.954	4.899	4.843
100-13.50	5.156	5.105	5.052	4.996	4.939	4.882	4.824
100-14.50	5.150	5.097	5.041	4.983	4.925	4.865	4.804
100-15.50	5.144	5.089	5.031	4.971	4.910	4.848	4.785
100-16.50	5.138	5.081	5.021	4.958	4.895	4.831	4.766
100-17.50	5.131	5.073	5.010	4.946	4.880	4.814	4.746

Spread @ Center Price	124	156	186	203	217	226	236
WAL	6.59	4.63	3.50	2.80	2.33	1.99	1.73
Mod Durn	5.07	3.81	3.01	2.47	2.09	1.81	1.59
Principal Window	Aug04 – May22	Aug04 – Jul17	Aug04 – Apr14	Aug04 – Feb12	Aug04 – Sep10	Aug04 – Aug09	Aug04 – Dec08

LIBOR_1MO	1.35	1.35	1.35	1.35	1.35	1.35	1.25
Prepay	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC	200 PPC
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 1.705 2.670 3.022 3.687 4.442 5.176

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.